Exhibit 4.2

THIS WARRANT IS GOVERNED BY AND SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE WARRANT AGREEMENT (AS DEFINED HEREIN). A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON REQUEST FROM OPTICAL CABLE CORPORATION OR THE WARRANT AGENT (AS DEFINED HEREIN).

No. W	Warrants

WARRANT CERTIFICATE FOR PURCHASE COMMON STOCK

OF

OPTICAL CABLE CORPORATION

VOID AFTER 5:00 P.M.

NEW YORK CITY TIME, ON

OCTOBER 24, 2007

                                                                                                                                        , or his, her or its registered assigns (the “holder”), is the owner of the number of Warrants set forth above issued by Optical Cable Corporation, a Virginia corporation (the “Company”), each of which is issued pursuant to, and is subject to all of the terms, provisions, and conditions of, that certain Warrant Agreement dated as of October 24, 2002 (the “Warrant Agreement”), between the Company and Wachovia Bank, National Association, a national banking association, as Warrant Agent (together with any successors and assigns, the “Warrant Agent”), in furtherance of that certain Stipulation of Settlement in settlement of a class-action lawsuit (the “Action”) pending in the United States District Court for the Western District of Virginia, entitled In re Optical Cable Corporation Securities Litigation, Civil Action No. 7:01CV00937 (the “Stipulation”).

All capitalized terms not defined herein shall have the meanings ascribed to them in the Warrant Agreement.

1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, for each Warrant set forth above the holder is entitled to purchase from the Company one share of the Company’s Common Stock described in the Warrant Agreement (each share of Common Stock issuable upon exercise of a Warrant is referred to as a “Warrant Share”), subject to adjustment, conversion and termination pursuant to Section 8 of the Warrant Agreement.

2. Exercise Price. The purchase price per Warrant Share, with respect to the Warrants represented by this Warrant Certificate, shall be $4.88 per share, as adjusted from time to time pursuant to Section 8 of the Warrant Agreement (the “Exercise Price”). All payments required to be made hereunder shall be made in lawful money of the United States of America.

3. Exercise Period. The Warrants may be exercisable, in whole or in part at any time or from time to time, on any Business Day, until 5:00 p.m., New York City time, on October 24, 2007, unless the Warrants are sooner converted or terminated as provided in Section 8.4 of the

Warrant Agreement (the “Exercise Period”). Any Warrants not exercised during the Exercise Period shall become void, and all rights hereunder and all rights in respect hereof and under the Warrant Agreement shall cease at the end of the Exercise Period. In the event of a partial exercise of Warrants, the exercise shall represent at least one hundred (100) Warrant Shares.

4. Method of Exercise. Each exercise of Warrants represented by this Warrant Certificate shall be effected by: (a) the surrender of this Warrant Certificate, together with a duly executed copy of the form of Notice of Election attached hereto, to the Warrant Agent at its principal offices; and (b) the payment to the Warrant Agent, in the manner provided in the Warrant Agreement, of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

5. Certificates for Warrant Shares. Upon the exercise of Warrants, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable). If the Warrants represented hereby are not exercised in full, the Warrant Agent, on behalf of the Company, will issue to an exercising holder a new Warrant Certificate representing the Warrants not exercised.

6. Fractional Shares. If any fraction of a Warrant Share is issuable upon the exercise of Warrants represented hereby, the Company, at its option, shall (i) issue a fractional Warrant Share, or (ii) in lieu of issuing a fractional Warrant Share, (A) pay cash therefore on the basis of the value of the fractional share, (B) issue scrip of the Company, or (C) issue an additional Warrant Share if the fraction is equal to or greater than one-half of a full Warrant Share, or eliminate the fraction without the payment of an additional Warrant Share, scrip, cash or other property if the fraction is less than one-half of a full Warrant Share, all as provided in the Warrant Agreement.

7. No Shareholder Rights. Prior to exercise of Warrants, the holder shall not be entitled to any rights of a shareholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. Nothing in this Section 7 shall limit the right of the holder to be provided the notices required under the Warrant Agreement.

8. Transfers. Subject to compliance with applicable federal and state securities laws, the Warrants represented by this Warrant Certificate may be transferred in whole or in part by the holder (subject to the terms of the Warrant Agreement). Any transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant Certificate, properly endorsed, or as otherwise provided in Warrant Agreement, to the Warrant Agent at its principal offices, and (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new Warrant Certificates.

9. Successors and Assigns. The terms and provisions of this Warrant Certificate and the Warrant Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

10. Amendments and Waivers. Any term of this Warrant Certificate may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Warrant Shares purchased under this Warrant Certificate at the time outstanding (including securities into which such Warrant Shares have been converted), each future holder of all such Warrant Shares, and the Company.

11. Captions. The section and subsection headings of this Warrant Certificate are inserted for convenience only and shall not constitute a part of this Warrant Certificate in construing or interpreting any provision hereof.

12. Governing Law. This Warrant Certificate shall be governed by the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof).

13. Conflicts; Inspection of Warrant Agreement. In the event of a conflict between the provisions of the Warrant Agreement and this Warrant Certificate, the provisions of the Warrant Agreement shall govern. The Warrant Agreement is available for inspection by any holder at the principal office of the Warrant Agent.

IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Warrant to be executed by officers thereunto duly authorized.

Dated: ___________________________

OPTICAL CABLE CORPORATION

Name:	Neil D. Wilkin
Title:	President

Countersigned:	WACHOVIA BANK NATIONAL ASSOCIATION, as Warrant Agent

Name:
Title:

OPTICAL CABLE CORPORATION

WARRANT NOTICE OF EXERCISE

To:	WACHOVIA BANK, NATIONAL ASSOCIATION
1525 West W.T. Harris Boulevard, Equity Services, 3C3
Charlotte, NC 28262

(a) The undersigned hereby elects to purchase                      Warrant Shares representing shares of common stock, no par value per share, of Optical Cable Corporation (the “Company”), pursuant to the terms of the attached Warrant Certificate and the Warrant Agreement referenced therein. To the extent the undersigned is not exercising this Warrant in full, please reissue and return to the undersigned a new Warrant Certificate to purchase the remaining number of Warrant Shares for which the Warrant Certificate is exercisable.

(b) Payment of the Exercise Price per accompanies this notice in the form of [mark as applicable] cash in the amount of                              by means of

wire transfer of immediately available funds to the Warrant Agent for the account of the Company, or certified or official bank check or checks to the order of the Company.

*****

By:                                                                                        [NAME]

Taxpayer I.D. No. or Soc. Sec. No:

Address:

Date:

Name in which shares should be registered:

Taxpayer I.D. No. or Soc. Sec. No.

Address:

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule l7Ad-15 of the Securities Exchange Act of 1934. Signature Guaranteed by:

OPTICAL CABLE CORPORATION

WARRANT TRANSFER

To:   WACHOVIA BANK, NATIONAL ASSOCIATION

1525 West W.T. Harris Boulevard, Equity Services, 3C3

Charlotte, NC 28262

For value received, the undersigned hereby sells, assigns and transfers unto                                                                    the right to purchase                                                   (                    ) Warrant Shares representing shares of common stock, no par value per share, of Optical Cable Corporation (the “Company”) pursuant to the attached Warrant Certificate and does hereby irrevocably constitute and appoint                          attorney to transfer the Warrant, or such portion as is transferred hereby, on the books of the Company with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant Certificate evidencing such transfer and to issue to the undersigned a new Warrant Certificate evidencing the right to purchase Warrant Shares for the balance not so transferred, if any.

Signature:

By:                                                                               [NAME]

Taxpayer I.D. No. or Soc. Sec. No:

Address:

Date:

Name in which new Warrant(s) should be registered:

Right to Purchase No. of Shares of Common Stock:

Name:

Taxpayer I.D. No. or Soc. Sec. No:

Address:

The balance of the attached Warrant Certificate not so transferred shall be returned to the transferor in the form of a new Warrant Certificate reflecting such reduced amount.

Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule l7Ad-15 of the Securities Exchange Act of 1934.

Signature Guaranteed by:

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